Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 198596) pertaining to the 2014 Equity Incentive Plan of Symmetry Surgical Inc. of our report dated September 3, 2014, with respect to the consolidated financial statements of Symmetry Surgical Inc. included in its Registration Statement (Form S-4) for the year ended December 28, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, IN

December 17, 2014